Exhibit 10.32

AMENDMENT No. 1 to

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

This AMENDMENT No. 1 (this “Amendment”), dated as of December 10, 2007, by and between O2Diesel Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Energenics Holdings Pte Ltd, a company incorporated in Singapore (the “Energenics”).

W I T N E S S E T H

WHEREAS, the Company and Seller are parties to the Common Stock and Warrant Purchase Agreement, dated October 17, 2007 (the “Purchase Agreement”), pursuant to which the Company is selling to Energenics shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase shares of Common Stock (“Investment Warrant”); and

WHEREAS, the parties wish to modify certain provisions of the Purchase  Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the Parties hereby agree as follows:

1.                                      AMENDMENTS TO THE PURCHASE AGREEMENT.

a.                                       In Section 1.1(a), the number (i) “2,551,020” is hereby deleted, and “3,333,333” is inserted in lieu thereof, and (ii) “1,275,510” is hereby deleted, and “1,666,667” is inserted in lieu thereof.

b.                                      In Section 1.1(b), the number “US$0.50” is hereby deleted and “US$0.375” is inserted in lieu thereof.

c.                                       In Section 1.1(c), the phrase “equal to the lesser of (i) US$0.50, or (ii) 106% of the closing price per share (rounded to the nearest cent) of the Company’s Common Stock on the American Stock Exchange or, if the Company’s Common Stock is not listed on the American Stock Exchange, the closing price or bid per share on such other national securities exchange or quotation system upon which the Company’s Common Stock is listed or quoted, on the date such warrants are earned as described below” is hereby deleted and “of US$0.375” is inserted in lieu thereof.

d.                                      In Section 1.2, (i) the number “US$0.49” is hereby deleted and “US$0.375” is inserted in lieu thereof, and (ii) the phrase “The calculation of the Per Share Price consists of 105% of the closing price per share of the Company’s Common Stock on the American Stock Exchange on the day before the date hereof” is hereby deleted, and “The calculation of the Per Share Price consists of 121% of the closing price per share of the

Company’s Common Stock on the American Stock Exchange on the day before the date of the Amendment.”

2.                                      MISCELLANEOUS.

a.                                       Except as expressly provided herein, the Purchase Agreement shall be unmodified and shall remain in full force and effect in accordance with its terms.

b.                                      This Amendment may be executed in any number of counterparts, which taken together shall constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

The foregoing Amendment is hereby executed effective as of the date first set first set forth above.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Name:	Alan R. Rae
Title:	Chief Executive Officer

ENERGENICS HOLDINGS PTE LTD

By:	/s/ Ronen Hazarika
Name:	Ronen Hazarika
Title:	Director

[Signature Page to Amendment - Share Price at $0.375]